EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	Quarter ended March 31,		Nine months ended March 31,

(in millions, unaudited)	2007	2008	2007	2008

Adjusted EBITDA	$74.2	$75.1	$186.8	$200.1
Total revenues	673.0	725.6	1,929.6	2,074.1

Adjusted EBITDA Margin	11.0%	10.4%	9.7%	9.6%

Adjusted EBITDA	$74.2	$75.1	$186.8	$200.1
Interest, net	(31.3)	(29.4)	(92.6)	(93.4)
Income tax benefit (expense)	(6.1)	(3.5)	10.4	‑
Depreciation and amortization	(29.1)	(31.6)	(86.3)	(96.8)
Minority interests	(0.6)	(0.6)	(2.0)	(2.3)
Gain (loss) on disposal of assets	3.9	(0.6)	3.9	(0.8)
Equity method income	0.3	0.3	0.8	0.5
Stock compensation	0.1	(0.9)	(0.7)	(1.9)
Monitoring fees and expenses	(1.3)	(1.3)	(3.9)	(5.0)
Impairment loss	‑	‑	(123.8)	‑
Discontinued operations, net of taxes	(6.8)	(1.0)	(15.7)	(0.3)

Net income (loss)	$3.3	$6.5	$(123.1)	$0.1
Total revenues	$673.0	$725.6	$1,929.6	$2,074.1

Net income (loss) margin	0.5%	0.9%	(6.4)%	0.0%